                                                                    EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT



                                  STATE OF
                                INCORPORATION      RELATIONSHIP
                                -------------      ------------

BNA Holdings Inc.                 Delaware         100% owned by Registrant

BNA International Inc.            Delaware         100% owned by Registrant

BNA Washington Inc.               Delaware         100% owned by Registrant

Institute of Management
  and Administration, Inc.        New York         100% owned by Registrant

Kennedy Information, Inc.         Delaware         100% owned by Registrant

The McArdle Printing Co., Inc.    Delaware         100% owned by Registrant

Pike & Fischer, Inc.              Delaware         100% owned by Registrant

STF Services Corporation          New York         100% owned by Registrant

Tax Management Inc.               Delaware         100% owned by Registrant